                                    AGREEMENT



         This Agreement is entered into as of September __, 1997, by and between InfoPak Inc. a Delaware corporation ( "InfoPak"), DataNet Enterprises, LLC a Texas limited liability corporation ("DataNet") and David L. Noles and Staci L. Noles (collectively the "Noles").


                                  W I T N E S S

         WHEREAS, a portion of InfoPak'S business is supplying third party distributors with a data delivery system which interfaces with real estate multiple listing services ("MLS") on line systems which provides participating end users access to all or a portion of the MLS database by means of a portable, hand-held reader (the "InfoReader"). A personal computer located in the end user'S office is equipped with a peripheral (the "InfoLoader") for loading the MLS database and software to a PCMCIA card (the InfoCard"). The InfoReader allows the end user to search the MLS database which has been transferred to the InfoCard. The foregoing is referred to herein as the "MLS Business".

         WHEREAS, DataNet desires to acquire the MLS Business and to license the proprietary technology and trademarks used by InfoPak in the MLS Business.

         WHEREAS, InfoPak is willing to sell the MLS Business, and license the proprietary technology and trademarks used in the MLS Business to DataNet on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties and covenants set forth herein, the parties agree as follows.


                                    ARTICLE I

                       SALE AND PURCHASE, TRANSFER AND LICENSE

         SECTION 1.1 TRANSFER OF ASSETS. Subject to the terms and conditions hereof, InfoPak shall sell, assign, grant, transfer, convey and deliver to DataNet, and DataNet shall purchase and accept from InfoPak as of the Closing Date, the following assets relating to the MLS Business, wherever situated, as the same shall exist on the Closing Date (collectively, the "ASSETS").

         (a) Software Products. The software products owned, licensed, and under development by InfoPak and listed in Schedule 1.1(a), including interfaces for third party databases, supplements, modifications, updates, custom modules, corrections and associated documentation (collectively, the "PRODUCTS"). The Products shall not include any programming language code necessary to support and modify any and all InfoPak Software;

         (b) Tools. The software design and development tools and scripts, and modifications and additions

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         to such tools and scripts, listed in Schedule 1.1(b), which were or are used in the development, operation or maintenance of the Products (collectively, the "TOOLS");

         (c) Transferred Agreements. All rights of InfoPak under the agreements entered into between InfoPak and third parties named therein in the operation of the MLS Business and listed in Schedule 1.1(c) (collectively, the "TRANSFERRED AGREEMENTS"); and

         (d) Books, Records and Other Materials. All books and records used in connection with the Assets, including without limitation any and all
         (I) customer and marketing materials relating to the Products or the Tools, such as product documentation, sales and marketing collateral, product data sheets, customer training materials, sales training materials, and sales presentation materials; (ii) customer support materials relating to the Products or Tools, such as support training materials; (iii) data contained in Seller'S customer support organization computer system relating to the Products or Tools; (iv) all customer lists relating to the Products and Tools;

         SECTION 1.2 ASSUMPTION OF LIABILITIES AND OBLIGATIONS. DataNet shall assume and be obligated to discharge those liabilities and obligations arising out of or resulting from the operation of the MLS Business conducted with the Assets and ownership of the Assets that are set forth below (the "Assumed Liabilities").

         (a) Assumption of InfoPak'S obligation payable to First Portland Corporation in the amount of Fifty Nine Thousand Four Hundred and Twenty Seven ($59,427) Dollars;

         (b) Post Closing Contractual Obligations. Any and all obligations relating to the period on or after the Closing Date under the Transferred Agreements; and

         (c) Other Post-Closing Liabilities. Any and all Liabilities arising out of DataNet'S operation and ownership of the Assets on or after the Closing Date.

         SECTION 1.3 PURCHASE PRICE. In consideration of the acquisition of the Assets under Section 1.1 and assumption of the assumed Liabilities under Section
1.2 DataNet agrees to pay and deliver to InfoPak Four Hundred and Fifty Thousand ($450,000) Dollars, payable at closing by;

         (I) Wire transfer of immediately available funds in the amount of Forty Thousand ($40,000) Dollars to an account designated by InfoPak, which amount shall be applied first to the past due amounts owed to InfoPak by DataNet and;

         (ii) Delivery of a promissory note in the principle amount of Four Hundred and Ten Thousand ($410,000) Dollars. The interest on the note shall be twelve (12%) percent annually. The term of the promissory note will be for a period of thirty-six (36) months with the first payment due thirty (30) days from the Closing Date. The form of promissory note is attached hereto as Exhibit A (the "Promissory Note"). Data Net and the Noles agree to be jointly and severally obligated for the payment of the Purchase Price.

         SECTION 1.4 LICENSE OF PROPRIETARY TECHNOLOGY AND TRADEMARKS.

         (a) Grant of License. In connection with the purchase of the MLS Business, InfoPak hereby grants a license (the "License") to DataNet for the use of its proprietary technology in the MLS Business. The proprietary technology is listed on Schedule 1.4(a) attached hereto (the "Technology"). In connection with the license for the Technology InfoPak also grants a license to DataNet to use the trademarks listed on Schedule 1.4(b) (the "Trademarks") for use only in the real estate market dealing with Multiple Listing Service databases.

         (b) Term of License. Subject to the terms and conditions herein, the term of the License shall be perpetual, provided the Purchase Price has been paid in full and there is no material breach of this Agreement.

         (c) Exclusive Use of Technology and Trademarks . During the term of the License DataNet shall have the exclusive use of the Technology and Trademarks only as they relate to the conduct of DataNet'S real estate data delivery system business provided, that there has been no breech of this Agreement including but not limited to a default in the amount due under the Promissory Note.

         (d) Restriction of use of Technology. The use of the Technology by DataNet and all ideas and all products derived from it is specifically limited to the real estate market in applications dealings with Multiple Listing Services ("MLS") databases.

         (e) Confidential Information. The Technology contains confidential information. DataNet and The Noles agree jointly and severely that they will not disclose such confidential information to any third party or use it for some other purpose other than the MLS Business as contemplated by this Agreement and further agree to maintain the confidential information in a manner that a prudent person would use in the care of such confidential information.

         SECTION 1.5 LEGAL TITLE OF ASSETS. All ownership interest and legal title to the Assets including but not limited to the Products, Tools and Transferred Agreements shall be retained by InfoPak until the Purchase Price has been paid in full. At such time as the Purchase Price has been paid in full all ownership interest and legal title to the Assets, including but not limited to Products, Tools and Transferred Agreements, shall pass to DataNet.

         SECTION 1.6 RELEASE OF RECEIVABLE. At the Closing Date, InfoPak shall release Allied Broker Services, Inc. of Lincoln, Nebraska from any sums due or past due to InfoPak.

         SECTION 1.7 RETURN OF ASSETS. In the event there is a material breech of this Agreement including but not limited to a default not subsequently cured under the Promissory Note, the Assets will promptly be returned and the License for Technology and the Trademarks will be canceled.

         SECTION 1.8 INTERCREDITOR AGREEMENT. The parties to this Agreement hereby acknowledge that certain Agreement dated September ___, 1997 by and between InfoPak and First Portland Corporation a copy which is attached hereto as Exhibit B, and agree to be bound to said agreement as it relates to this Agreement. However, in the event of any inconsistencies or conflicts between this Agreement and the agreement listed as Exhibit B hereto, this Agreement shall govern as between InfoPak, DataNet and the Noles.

         SECTION 1.9 CLOSING. Subject to the terms and conditions of this Agreement, the transfer of the Assets and licensing of the Technology and Trademarks contemplated hereby (the "Closing") shall take place on such date as soon as practicable as the parties may agree (the "Closing Date").

         SECTION 1.10 ACTIONS AT THE CLOSING . At the Closing, InfoPak shall deliver the Assets and Technology and the Trademarks to DataNet, DataNet shall deliver the Purchase Price in accordance with the provisions of this Agreement, and InfoPak and DataNet shall take such actions and execute and deliver such agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF INFOPAK

         InfoPak represents and warrants to DataNet and the Noles as follows:

         SECTION 2.1 Organization. InfoPak is a corporation duly formed and validly existing under the laws of its jurisdiction of organization and has full corporate power and authority and legal right to own and operate the Assets and to carry on the MLS Business as presently conducted, to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by InfoPak pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

         SECTION 2.2 Authority. The execution and delivery of this Agreement (and all other agreements and instruments contemplated hereunder) by InfoPak, the performance by InfoPak of its obligations hereunder and thereunder, and the consummation by InfoPak of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by the Board of Directors of InfoPak, and no other act or proceeding on the part of or on behalf of InfoPak or any of their shareholders is necessary to approve the execution and delivery of this Agreement and such other agreements and instruments, the performance by InfoPak of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. The signatory officer(S) of InfoPak have the power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by InfoPak pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by InfoPak pursuant to the provisions hereof and thereof.

         SECTION 2.3 Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by InfoPak and constitutes, and the other agreements and instruments to be executed and delivered by InfoPak pursuant hereto, upon their execution and delivery by InfoPak, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by DataNet), legal, valid and binding agreements of InfoPak, enforceable against InfoPak in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally or provisions limiting competition, and by equitable principles.

         SECTION 2.4 No Violation. Neither the execution, delivery and performance of this Agreement and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the articles or bylaws of InfoPak (b) conflict with or result in a violation or breach of, or constitute a default or require consent of any person (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Transferred Agreement, any notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which InfoPak is a party or by which InfoPak or any of the properties or assets of InfoPak may be bound, where such conflict, violation, breach, default or consent would have a material adverse effect on the business conducted with the Assets or the Assets or (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any governmental entity applicable to InfoPak or by which any properties or assets of InfoPak may be bound, where such violation would have a material adverse effect on the MLS business conducted with the Assets.

         SECTION 2.5 Assets Generally. The Assets and the Technology and Trademarks include all properties currently used by InfoPak in operating the MLS Business conducted with the Assets and Technology and Trademarks and necessary for DataNet to operate the MLS Business conducted with the Assets and Technology and Trademarks after the Closing Date in a manner substantially equivalent to the manner in which InfoPak has operated the MLS Business conducted with the Assets prior to and through the Closing Date.

         SECTION 2.6 Compliance with Law. The operation of the business conducted with the Assets has been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of governmental entities having jurisdiction over the same.

         SECTION 2.7 Litigation; Other Claims. There are no claims, actions, suits, inquires, proceedings, or investigations against InfoPak relating to the MLS Business conducted with the Assets, which are currently pending or, to InfoPak'S knowledge, threatened, at law or in equity or before or by any governmental entity.

         SECTION 2.8 Product Liability. There are no claims, actions, suits, inquires, proceedings or investigations pending, or threatened by InfoPak, or, to InfoPak'S knowledge, threatened against InfoPak relating to any of the Assets containing allegations that the Assets are defective or were improperly designed or manufactured or improperly labeled or otherwise improperly described for use.

         SECTION 2.9 Defaults. InfoPak is not in default under or with respect to any judgment, order, writ, injunction or decree of any court or any governmental entity which could reasonably be expected to materially adversely affect the business conducted with the Assets. There does not exist any default by InfoPak or, to the knowledge of InfoPak, by any other person, or event that, with notice or lapse of time, or both, would constitute a default under any agreement entered into by InfoPak as part of the operations of the business conducted with the Assets which could reasonably be expected to materially and adversely affect the business conducted with the Assets or the Assets, and no notices of breach thereof have been received by InfoPak.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF DATANET

 DataNet and the Noles jointly and severely represents and warrants to InfoPak as follows:

         SECTION 3.1 Organization. DataNet is a corporation duly formed and validly existing under the laws of its jurisdiction of organization and has full corporate power and authority and the legal right to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by DataNet pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

         SECTION 3.2 Authority. The execution and delivery of this Agreement (and all other agreements and instruments contemplated hereunder) by DataNet, the performance by DataNet of its obligations hereunder and thereunder, and the consummation by DataNet of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no other act or proceeding on the part of DataNet is necessary to approve the execution and delivery of this Agreement. The signatory officer of DataNet has the power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by DataNet pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by DataNet pursuant to the provisions hereof and thereof.

         SECTION 3.3 Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by DataNet and constitutes, and the other agreements and instruments to be executed and delivered by DataNet pursuant hereto, upon their execution and delivery by DataNet, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by InfoPak), legal, valid and binding agreements of DataNet, enforceable against DataNet in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally or provisions limiting competition, and by equitable principles.

         SECTION 3.4 No Violation. Neither the execution, delivery and performance of this Agreement and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the articles or bylaws of DataNet, (b) conflict with or result in a violation or breach of, or constitute a default or require consent of any Person (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which DataNet is a party or by which DataNet or any of its properties or assets may be bound, where such conflict, violation, breach, default or consent would have a material adverse effect on the business or assets of DataNet, or (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any governmental entity applicable to DataNet or by which any of its properties or assets may be bound, where such violation would have a material adverse effect on the business or assets of DataNet.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.1 Access to Information. At all times following the Closing, each party shall provide the other party (at such other party's expense) with such reasonable assistance, including the provision of available relevant records or other information and reasonable access to and cooperation of any personnel within their employ, as may be reasonable requested by either of them in connection with the preparation of any financial statement or tax return, or any audit or examination by any taxing authority, or any judicial or administrative proceeding relating to liability for taxes.

         SECTION 4.2  Consulting Agreements.
         (a) Consulting Agreement. During the period following the Closing, InfoPak agrees to provide consulting services to customers of DataNet as an independent contractor to DataNet. Such consulting services shall be provided to DataNet pursuant to the terms attached hereto as
         Schedule 4.2.

         (b) Reimbursement. DataNet agrees to compensate InfoPak for the services described in Section 4.2(a) above and pursuant to the terms attached hereto as Schedule 4.2.

         SECTION 4.3 No Modification to Transferred Agreements. Until Purchase Price is paid in full DataNet agrees that it will not modify, alter or assign any of the Transferred Agreements without the written consent of InfoPak, which will not be unreasonably withheld.

         SECTION 4.4 Non-compete. InfoPak or any of its affiliates, shall not compete, directly or indirectly, with DataNet or its assigns in the MLS Business throughout the United States of America or Canada for period of five years, from the date of this Agreement.

                                    ARTICLE V

                       CONDITIONS TO DATANET'S OBLIGATIONS

          The obligations of DataNet are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived by DataNet in writing, except as otherwise provided by law:

         SECTION 5.1 Representations and Warranties True; Performance; Certificate.

         (a) The representations and warranties of InfoPak contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date;

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         (b) InfoPak shall have performed and complied with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date;

         SECTION 5.2  No Proceeding or Litigation.

         (a) No preliminary or permanent injunction or other order shall have been issued by any governmental entity, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any governmental entity which prevents the consummation of the transactions contemplated by this Agreement.

         (b) No suit, action, claim, proceeding or investigation before any governmental entity shall have been commenced and be pending against InfoPak, of its respective Affiliates, associates, officers or directors, seeking to prevent the sale of the Assets or asserting that the sale of the Assets would be illegal or create liability for damages.

         SECTION 5.3 Documents. This Agreement, any other instruments of conveyance and transfer and all other documents to be delivered by InfoPak to DataNet at the Closing and all actions of InfoPak required by this Agreement or incidental thereto, and all related matters, shall be in form and substance reasonably satisfactory to DataNet and DataNet'S counsel.


                                   ARTICLE VI

                       CONDITIONS TO InfoPak'S OBLIGATIONS

          The obligations of InfoPak under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived in writing by InfoPak, except as otherwise provided by law.

         SECTION 6.1  Representations and Warranties True; Performance.

         (a) The representations and warranties of DataNet contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date;

         (b) DataNet shall have performed and complied with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date;

         SECTION 6.2  No Proceeding or Litigation.

         (a) No preliminary or permanent injunction or other order shall have been issued by any governmental entity, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any governmental entity which prevents the consummation of the transactions contemplated by this Agreement.

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          (b) No suit, action, claim, proceeding or investigation before any governmental entity shall have been commenced and be pending against DataNet, or any of its Affiliates, associates, officers or directors, seeking to prevent the sale of the Assets or asserting that the sale of the Assets would be illegal or create liability for damages.

          SECTION 6.3 Documents. This Agreement, any other instruments of conveyance and transfer and all other documents to be delivered by DataNet to InfoPak at the Closing and all actions of DataNet required by this Agreement or incidental thereto, and all related matters, shall be in form and substance reasonably satisfactory to InfoPak and InfoPak'S counsel.

                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION 7.1 Indemnification by InfoPak. InfoPak shall indemnify and hold harmless DataNet and its affiliates and each of their officers, directors, employees, agents, successors and assigns ("DataNet INDEMNITIES") for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, legal costs and expenses and interest on the amount of any loss from the date suffered or incurred) (a "LOSS") arising out of, resulting from or caused by:

         (a) any inaccuracy or misrepresentation in or breach of any of the representations or warranties made by, or covenants or agreements of InfoPak contained in this Agreement;

         (b) except for liabilities assumed under Section 1.2, all liabilities or obligations, including, without limitation, those relating to taxes, (whether known or unknown, accrued or not accrued, fixed or contingent) of InfoPak arising out of or resulting from the operation of the MLS Business prior to the Closing.

         SECTION 7.2 Indemnification by Buyer. DataNet and the Noles jointly and severely shall indemnify and hold harmless InfoPak, its affiliates and each of its officers, directors, employees, agents, successors and assigns ("InfoPak INDEMNITIES") for any and all Losses arising out of or resulting from:

         (a) any inaccuracy or misrepresentation in or breach of any of the representations or warranties made by, or covenants or agreements of DataNet and the Noles contained in this Agreement;

         (b) a liability or obligation, including, without limitation, those relating to taxes, (whether known or unknown, accrued or not accrued, fixed and determined or contingent) of DataNet, or any direct or indirect subsidiary or transferee of DataNet to which all or any part of the MLS Business conducted with the Assets is transferred, arising out of or resulting from the operation by DataNet of the MLS Business conducted with the Assets on and after the Closing Date, other than a liability or obligation for which any DataNet Indemnitee is entitled to indemnification from InfoPak pursuant to the provisions of Section 7.2(a);

         (c) any claim arising out of the failure of DataNet, or any direct or indirect subsidiary of DataNet or transferee, to perform its obligations assumed under the Transferred Agreements.

         SECTION 7.3  Indemnification Procedure.

         (a) Whenever any Loss shall be asserted against or incurred by a DataNet Indemnitee or InfoPak Indemnitee (the "INDEMNIFIED PARTY"), the Indemnified Party shall give written notice thereof (a "CLAIM") to InfoPak or DataNet, respectively (the "INDEMNIFYING PARTY"). The Indemnified Party shall furnish to the Indemnifying Party in reasonable detail such information as the Indemnified Party may have with respect to the Claim (including in any case copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). The failure to give such notice shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement.

         (b) Any controversy involving only DataNet and InfoPak regarding whether a Claim is properly chargeable, under the terms of this Article VII, where the amount of the claim is liquidated, involves only a claim for money damages, and does not relate to the ownership of any intellectual property rights, shall be settled by binding arbitration administered in Phoenix, Arizona by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules and judgment upon the award rendered through arbitration may be entered in any court having jurisdiction thereof. Such arbitration shall be held in Phoenix, Arizona. The fees and expenses of the Arbitrator shall be borne equally by DataNet and InfoPak. Each party shall be responsible for its own legal fees and expenses for the proceeding.

         (c) If the Claim is based on a claim of a person that is not a party to this Agreement, the Indemnifying Party shall, at its expense, undertake the defense of such Claim with attorneys of its own choosing reasonably satisfactory to the Indemnified Party. In the event the Indemnifying Party, within a reasonable time after receiving notice of a Claim from the Indemnified Party, fails to defend the Claim, the Indemnified Party may, at the Indemnifying Party's expense, undertake the defense of the Claim and may compromise or settle the Claim, all for the account of the Indemnifying Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Claim, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 7.3 for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, except for such expenses incurred in connection with cooperation with, or at the request of, the Indemnifying Party; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party's reasonable judgment, based upon the advice of counsel, it is advisable, in light of the separate interests of the Indemnified Party and the Indemnifying Party, for the Indemnified Party to be represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party.

         (d) The Indemnifying Party shall not consent to entry of any judgment, except with the consent of the Indemnified Party given in its sole discretion, or enter into any settlement, except with the consent of the Indemnified Party, which such consent shall not be unreasonably withheld or delayed. In the event the Indemnified Party refuses to consent to the entry of a judgment or a settlement for which Indemnifying Party is solely and entirely responsible and has indicated its sole and entire responsibility in writing to the Indemnified Party, following such refusal, the liability

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         of the Indemnifying Party to the Indemnified Party will be fixed at the amount of any money damages provided in the proposed judgment or settlement.


                                  ARTICLE VIII

                           GENERAL TERMS AND CONDITIONS

         SECTION 8.1 Notices. Every notice or other communication required or contemplated by this Agreement by either party shall be delivered by (I) personal delivery, (ii) postage prepaid, return receipt requested, registered or certified mail (airmail if available), or the equivalent of registered or certified mail under the laws of the country where mailed, (iii) internationally recognized express courier, such as Federal Express, UPS or DHL, (iv) "tested" telex (a telex for which the proper answer back has been received), or (v) facsimile with a confirmation copy sent simultaneously in the manner contemplated by clauses (I), (ii) or (iii) of this Section 8.1, in each case addressed to the party for whom intended at the following address:

     (1)  If to InfoPak, Inc.:    InfoPak, Inc.
                                  Attn:    Ronnie M. Matlock
                                  8855 N. Black Canyon Hwy., Suite 2000
                                  Phoenix, AZ  85021
                                  Phone:            602-997-1990
                                  Facsimile:        602-997-5658

         With a copy to:          John L. Thomas, Esq.
                                  18 Beth Drive
                                  Moorestown, NJ 08057
                                  Phone:            609-234-0960
                                  Facsimile:        609-234-2098

     (2)  If to DataNet:          DataNet Enterprises LLC
                                  Attn: Mr. David L. Noles
                                  700 Austin, Suite 111
                                  Levelland, TX   79336
                                  Phone:            806-894-7475
                                  Facsimile:        806-894-7599

         With a copy to:          Pat Phelan, Esq.
                                  518 Avenue H
                                  Levelland, TX 79336
                                  Phone: 806-894-5178

      (3)If to Noles:             Mr. David L. Noles and/or Ms. Staci L. Noles
                                  119 Holly
                                  Levelland, TX 79336
                                  Phone: 806-894-9238

         With a copy to:          Pat Phelan, Esq.
                                  518 Avenue H
                                  Levelland, TX 79336
                                  Phone: 806-894-5178

or at such other address as the intended recipient previously shall have designated by written notice to the other party. Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the sixth (6th) business day after it was deposited in the mail. All notices and other communications required or contemplated by this Agreement to be delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by "tested" telex or by facsimile with simultaneous confirmation copy by registered or certified or equivalent mail or courier shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

         SECTION 8.2 Injunctive Relief. DataNet and the Noles jointly and severely consent and agree that InfoPak may seek injunctive relief for the purpose of restraining DataNet and/or the Noles, as the case may be, from any violation of this Agreement, in addition to recovery by InfoPak of losses, costs and reasonable attorney's fees, and other relief to which InfoPak may be entitled as a result of any violation of this Agreement.

         SECTION 8.3 Force Majeure. No party hereto shall be liable for failure to perform, in whole or in material part, its obligations under this Agreement if such failure is caused by any event or condition not existing as of the date of this Agreement (unless reasonably foreseeable by such party) and not reasonably within the control of the affected party, including without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of governmental entities, riots, insurrections, or any other cause beyond the control of the parties; provided, only, that the affected party promptly notifies the other party of the occurrence of the event of force majeure and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

         SECTION 8.4 No Agency. This Agreement shall not constitute an appointment of any of the parties hereto as the legal representative or agent of any other party hereto nor shall any party hereto have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, the other party hereto.

         SECTION 8.5 Severability. In the event any provision of this Agreement shall be determined to be invalid or unenforceable under applicable law, all other provisions of this Agreement shall continue in full force and effect unless such invalidity or unenforceability causes substantial deviation from the underlying intent of the parties expressed in this Agreement or unless the invalid or unenforceable provisions comprise an integral part of, or are inseparable from, the remainder of this Agreement. If this Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to and purpose of the invalid provision.

         SECTION 8.6 Assignment and Succession. Except as expressly permitted herein, including but not limited to Exhibit B attached hereto, DataNet may not assign or otherwise transfer any rights, interests or obligations under this Agreement without the prior written consent of InfoPak, which consent may be withheld in the sole and absolute discretion of InfoPak for any reason whatsoever or for no reason and any attempted assignment in violation of this provision shall be void and of no effect.

         SECTION 8.7 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by any party therefrom, shall in any event be effective without the written concurrence of the other party hereto. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No notice to or demand on any party in any case shall entitle any other party to any other or further notice or demand in similar or other circumstances.

         SECTION 8.8 Further Assurances. Each of the parties hereto agrees that, from and after the Closing, upon the reasonable request of the other party hereto and without further consideration, such party will execute and deliver to such other party such documents and further assurances and will take such other actions (without cost to such party) as such other party may reasonably request in order to carry out the purpose and intention of this Agreement including but not limited to the effective consummation of the transactions contemplated under the provisions of this Agreement, the transfer of the Assets to DataNet, the vesting in DataNet of title to the Assets in accordance with the provisions of this Agreement, and the correction of errors and defects in any such documents.

         SECTION 8.9 Absence of Third-Party Beneficiaries. No provisions of this Agreement, express or implied, are intended or shall be construed to confer upon or give to any Person other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement unless specifically provided otherwise herein, and except as so provided, all provisions hereof shall be solely between the parties to this Agreement.

         SECTION 8.10 Governing Law. The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by the laws of the State of Arizona, without reference to the choice-of-law principles thereof.

         SECTION 8.11 Interpretation. This Agreement, including any exhibits, addenda, schedules and amendments, has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of the parties and this Agreement.

         SECTION 8.12 Entire Agreement. The terms of this Agreement and the other writings referred to herein and delivered by the parties hereto are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement, together with the exhibits and schedules hereto, shall constitute the complete and exclusive statement of its terms. The parties acknowledge and agree that this Agreement and exhibits and schedules hereto constitute the agreements necessary to accomplish the transactions contemplated by this Agreement and are parts of an integrated arrangement between the parties with respect to the purchase and sale of the Assets by DataNet after the Closing, and that separate agreements have been used for the sake of convenience.

         SECTION 8.13 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         SECTION 8.14 Expenses. Each of the parties agrees to pay its own expenses in connection with the transactions contemplated by this Agreement, including without limitation legal, consulting, accounting and investment banking fees, whether or not such transactions are consummated.

         SECTION 8.15 Consents. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

         SECTION 8.16 Headings. The article and section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

       IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of InfoPak and DataNet and the Noles as of the date first above written.



                            INFOPAK, INC.


                  By:
                                    --------------------------------------

                  Name:
                                    --------------------------------------

                  Title:
                                    --------------------------------------




                            DATANET ENTERPRISES LLC

                  By:
                                    --------------------------------------

                  Name:
                                    --------------------------------------

                  Title:
                                    --------------------------------------


                  DAVID L. NOLES AND STACI L. NOLES


                                    --------------------------------------
                                            David L. Noles

                                    --------------------------------------
                                            Staci L. Noles

                                    EXHIBITS
                                    --------


Exhibit A                           Promissory Note
Exhibit B                           Intercreditor Agreement



                                    SCHEDULES
                                    ---------

Schedule 1.1(a)                     Products
Schedule 1.1(b)                     Tools
Schedule 1.1(c)                     Transferred Agreements
Schedule 1.4(a)                     InfoPak Proprietary Technology
Schedule 1.4(b)                     Trademarks
Schedule 4.2                        Consulting Agreement

                                    EXHIBIT A

                            DataNet ENTERPRISES, LLC
                               12% PROMISSORY NOTE

Date:  September __, 1997                                       $410,000

       FOR VALUE RECEIVED, the undersigned, DataNet Enterprises, LLC, a Texas corporation (the "Maker"), whose principal address is 700 Austin, Suite 111, Levelland, TX 79336, and David L. Noles and Staci L. Noles (collectively the "guarantors"), jointly and severely promises to pay to the order of InfoPak, Inc. the ("Payee"), without defalcation or set off, the principal sum of Four Hundred and Ten Thousand Dollars, together with interest on the outstanding principal balance hereof from time to time outstanding from the date hereof and until this Note is paid in full, whether before or after maturity, at an annual rate of twelve percent (12%) and, to the extent lawful, to pay interest at the same rate on any overdue installment of interest. Payment of principal and interest shall be due and payable on a monthly basis pursuant to Schedule A attached hereto.

       Payments of principal and interest shall be made in lawful money of the United States of America by wire transfer of immediately available funds, cash, or banker'S certified check to Payee'S address listed at the end of this Note or such other place as the holder of this Note shall designate to Maker in writing.

       Maker shall have the privilege of prepaying in whole or in part any and all amounts due hereunder at any time and such prepayments may be made without penalty or premium. No partial prepayment shall postpone or interrupt payments of future installments of principal which shall continue to be due and payable as agreed herein above. Notwithstanding anything to the contrary contained, herein, Maker shall give Payee at least thirty (30) days written notice (the "Notice") of the payment or prepayment of any amounts due hereunder.

       The occurrence of any of the following events with respect to Maker (which for the purposes herein shall include all subsidiaries of Maker) shall constitute a default hereunder; (a) if any payment of principal or interest as the aforesaid shall not be paid when due, and shall continue unpaid for a period of ten (10) days thereafter; or (b) if Maker shall voluntarily suspend transaction of its business or operations; or (c) if Maker shall make an assignment for the benefit of creditors, or file a voluntarily petition under the United States Bankruptcy Code, as amended, or any other Federal or State law, or shall fail to have such a petition dismissed within thirty (30) days after its filing; or (d) if an order for relief shall be entered following the filing of an involuntary petition against Maker under the United States Bankruptcy Code, as amended or be entered appointing a trustee, receiver or custodian of all or part of Maker'S property.

       Upon the occurrence of any event of default hereunder, the entire unpaid amount of principal hereunder and all other sums due and owing to Payee by Maker shall, at the option of Payee or any other holder hereof, become immediately due and payable without notice or demand. In addition, upon the occurrence of any event of default hereunder, Payee shall have all rights and remedies provided under all applicable laws and shall be deemed to have exercised the same immediately and without notice or further action, and Payee shall have the right, immediately and without further action by it, to set off against this Note all money owed by Payee in any capacity to Maker, whether or not due, including an attorney's fee of ten (10%) percent for collection.

       All rights, title and interest in this Note shall be fully assignable by the Payee.

       Presentment for payment or acceptance, demand and protest, and notice of dishonor or payment or acceptance, notice of protest and notice of any renewal, extension, modification or change of time, manner, place or terms of payment, are hereby waived by Maker or any endorsers, sureties, and guarantors hereof. Any notice to Maker shall be sufficiently served for all purposes if placed in the mail addressed to, or left upon the premises, at the address of Maker.


       Any failure or delay of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Payee of a breach or default of any provisions of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof.

       This Note shall be construed according to, and shall be governed by, the laws of the State of Arizona.

       The provisions of this Note shall be deemed severable, so that if any provision hereof is declared invalid under the laws of any state where it is in effect, or of the United States, all other provisions of this Note shall continue in full force and effect.

       This Note shall be binding upon the successors and assigns of Maker, and shall inure to the benefit of and be enforceable by the heirs, personal representatives, successors and assigns of Payee or any other holder hereof. This Note is intended to take effect as an instrument under seal.

       IN WITNESS WHEREOF, the undersigned intending to be legally bound has duly executed, sealed and delivered this Note the day and year first above written.

                                            DataNet Enterprises, LLC

Witness:                                    By:
         --------------------------             ----------------------------
          Secretary                              (An Authorized Officer)

Address of Payee:

8855 N. Black Canyon Highway                The Guarantors
Phoenix, AZ  85201

                                            ---------------------------------
                                            David L. Noles



                                            ---------------------------------
                                            Staci L. Noles

                                   SCHEDULE A




Month                                                  Payment

1                                                    $13,229.55
2                                                    $13,229.55
3                                                    $13,229.55
4                                                    $13,229.55
5                                                    $13,229.55
6                                                    $13,229.55
7                                                    $13,229.55
8                                                    $13,229.55
9                                                    $13,229.55
10                                                   $13,229.55
11                                                   $13,229.55
12                                                   $13,229.55
13                                                   $13,229.55
14                                                   $13,229.55
15                                                   $13,229.55
16                                                   $13,229.55
17                                                   $13,229.55
18                                                   $13,229.55
19                                                   $13,229.55
20                                                   $13,229.55
21                                                   $13,229.55
22                                                   $13,229.55
23                                                   $13,229.55
24                                                   $13,229.55
25                                                   $13,229.55
26                                                   $13,229.55
27                                                   $13,229.55
28                                                   $13,229.55
29                                                   $13,229.55
30                                                   $13,229.55
31                                                   $13,229.55
32                                                   $13,229.55
33                                                   $13,229.55
34                                                   $13,229.55
35                                                   $13,229.55
36                                                   $13,229.55

                                    EXHIBIT B

                             INTERCREDITOR AGREEMENT

                                  Schedule 1.1a



                                    PRODUCTS




InfoReader(TM) Real Estate Software*

InfoLoader(TM) Real Estate Software*

InfoServer(TM) Real Estate Software*

SlaveServer(TM) Real Estate Software*



         * "Real Estate Software" shall mean user interfaces, interfaces for third party Real Estate databases, supplements, modifications, updates, custom modules (libraries), corrections and associated documentation developed by InfoPak, Inc. for the Real Estate Data Delivery System. Notwithstanding any language to the contrary contained herein, "Real Estate Software" shall not include any programming language code necessary to support and modify any and all InfoPak Software.

                                  Schedule 1.1b



                                      TOOLS



         cserv.exe billing.exe jcm.exe dispbill.exe asciiout.exe cardid.exe chklist.ms display.exe dl.exe encrypt.exe eracard.exe fromasc.exe readhead.exe split.exe testcom.exe toascii.exe trunc.exe writbyte.exe

                                  Schedule 1.1c



                             TRANSFERRED AGREEMENTS


AGT Directory Limited Distributorship Agreement
         a.)    Delta Financial Corp. First Amendment to Distributorship
                  Agreement
         b.)    N.B. Enterprising for Excellence, Inc. First Amendment to
                  Distributorship Agreement

Gerding, Inc. Distributorship Agreement

Donald C. Meyer / DCM Consulting Distributorship Agreement

InfoMate, Inc. Distributorship Agreement

Southeast Arizona Multiple Listings Service, Inc. Sale and service Agreement

Prince Georges County Association of Realtors Distribution Agreement
         a).      U.S. Recognition, Inc. First Amendment to distributorship
                  Agreement

PRC Realty Systems, Inc. Authorized Access Agreement
         a).      Interealty Corp. Amendment Number One

DataNet Enterprises, LLC

                                 Schedule 1.4(a)


                         InfoPak Proprietary Technology


Database Manipulation:

         1. C and C++ source and object code used for the compression of database information. 2. C and C++ source and object code used for indexing database information. 3. Assembler source and object code used for decompressing database information on the InfoReader. 4. Assembler source and object code used for searching compressed databases on the InfoReader.

InfoCard Communications:

         1. C and C++ source and object code used for erasing, reading, and writing PCMCIA cards via an InfoLoader. 2. Assembler source and object code used for erasing, reading, and writing PCMCIA cards via an InfoReader.

Data Acquisition:

         1. C and C++ source and object code used for retrieving database information from third party databases.

Intellectual Property:

         1. Data Delivery System as described in Patent Pending #____________-
         2. All data compression methodologies used individually and/or jointly.
         3. Database indexing and searching methodologies.
         4. OTHER NECESSARY PATENTS.

Restrictions:

         Use of these licensed products and ideas and all products derived from them is specifically limited to the Real Estate Market in applications dealing with Multiple Listing Service (MLS) databases.

                                 Schedule 1.4(b)

                                   Trademarks


         InfoCard(TM)

         InfoReader(TM)

         InfoLoader(TM)

         InfoServer(TM)

         SlaveServer(TM)

                                  Schedule 4.2


                              Consulting Agreement




         InfoPak shall provide to DataNet training, technical assistance and software support at InfoPak'S office for a period of 120 days from the date of the Closing at no cost to DataNet.

         For an additional 90 days, InfoPak shall provide such service and assistance to DataNet at a cost of $50.00 per hour.

         Thereafter, technical assistance shall be provided at the programming rate of $100.00 per hour.